UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2008

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33274	20-5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440-808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

                On March 31, 2008, TravelCenters of America LLC issued a press release setting forth its results of operations and financial condition as of and for the quarter and year ended December 31, 2007.  A copy of that press release is furnished as Exhibit 99.1 hereto.  See also Item 4.02 of this Current Report on Form 8-K.

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           As disclosed in our March 31, 2008, press release, we recently reviewed our lease accounting practices in connection with the preparation of our Annual Report on Form 10-K for the year ended December 31, 2007.  As reported in that press release, we have adjusted the way we account for two elements of our leases with respect to our accounting for landlord/tenant allowance (specifically, the commitment of Hospitality Properties Trust, or Hospitality Trust, to fund up to $125 million of capital expenditures to make improvements at properties we lease from Hospitality Trust over a five year period) and our accounting for interest expense related to that portion of our rental obligation allocated to properties accounted for as capitalized leases and certain other immaterial items.  A copy of the press release is attached hereto as Exhibit 99.1.

The audit committee of our board of directors, after consideration of relevant facts and circumstances and after consultation with our management and our independent registered public accounting firm, Ernst & Young LLP, concluded on March 29, 2008, that our consolidated financial statements contained within our Quarterly Reports on Form 10-Q for the interim periods ended March 31, June 30 and September 30, 2007 (including all periods presented therein other than those solely reflecting our predecessor’s results), should be restated, and that such financial statements previously filed with the Securities and Exchange Commission, or SEC, should no longer be relied upon.

We expect that the principal impacts of these adjustments in the aggregate will be to increase our total assets and our total liabilities as reported in our financial statements for each of the quarterly periods ended March 31, June 30 and September 30, 2007, by approximately $100 million to $120 million and to increase our shareholder’s equity and to reduce our net losses reported for the eight months ended September 30, 2007, by approximately $8 million to $9 million, versus amounts previously reported. These adjustments do not impact our historical or future cash flows and do not impact the timing or amount of our lease payments, as they represent changes in accounting treatment which do not impact our cash flows or our financial position.

                We are in the process of preparing restated financial statements for the quarterly periods ended March 31, June 30 and September 30, 2007, which will be filed with the SEC on amended Quarterly Reports on Form 10-Q.

The discussion of our revised financial results contained in this Current Report on Form 8-K has been prepared by management and represents management’s preliminary assessment of the revised results for the periods mentioned, which have not been audited or reviewed by Ernst & Young LLP.  Ernst & Young LLP has issued an unqualified opinion on our financial statements as of and for the year ended December 31, 2007.  While we are not aware of any other accounting issues requiring material adjustment to any prior period financial statements, there can be no assurance that we or our independent registered public accountant will not identify additional accounting issues requiring adjustment as the restatement process is completed.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

99.1                         Press release dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President and Chief Financial Officer

Dated: March 31, 2008

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated March 31, 2008.